Exhibit 99.5

STOCK ORDER FORM

SSB Bancorp, Inc.

For Internal Use Only		
BATCH #________	ORDER #________	CATEGORY #________
REC'D________	O________	C________

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Keefe, Bruyette & Woods
18 Columbia Turnpike, Suite 100
Florham Park, NJ 07932
Call us toll-free,
at 1-(877) ___-____

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on _______, 2017. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight courier to the Stock Information Center address on this form or by hand-delivery to SSB Bank's main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other SSB Bank locations. Do not mail Stock Order Forms to SSB Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to SSB Bancorp, Inc. in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the SSB Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held at SSB Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	SSB Bank Deposit Account Number	Withdrawal Amount(s)
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on June 30, 2016.

b. ☐ Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on September 30, 2017.

Community Offering. If (a) and (b) above do not apply to the purchaser(s) listed in Section 9, check the *first* box that applies to this order:

c. ☐ You are a resident of Allegheny County, Pennsylvania.

d. ☐ You are placing an order in the Community Offering, but (c) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a) or (b) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	SSB Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT

Check if you are a SSB Bank, SSB Bancorp, Inc. or SSB Bancorp, MHC:

☐ Trustee/Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***(this item 8, including definitions used herein, continued on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act *(for reporting SSN, use minor's)*

☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated________ ☐ Other ________

FOR TRUSTEE/BROKER USE ONLY:

☐ IRA (SSN of Beneficial Owner) ___-___-____

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received before 2:00 p.m., Eastern Time, on ________, 2017, otherwise this form and all related subscription rights will be void. ***(this item 10 continued on reverse side of this form)***

➡ **ORDER NOT VALID UNLESS SIGNED** ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

(over)

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization, other than SSB Bank, SSB Bancorp, Inc., SSB Bancorp, MHC or a majority-owned subsidiary of any of these entities, of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder; (2) any trust or other estate, excluding our tax-qualified employee plans, in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such person’s spouse, who either has the same home as such person or who is a director, trustee or officer of SSB Bank, SSB Bancorp, Inc. or SSB Bancorp, MHC. Acting in concert – The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, or participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement. When persons act together for such purpose, their group is deemed to have acquired their stock. Our directors and trustees are not treated as associates of each other solely because of their membership on the board of directors or trustees. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely. Persons with the same address, whether or not related, and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be deemed to be acting in concert unless we determine otherwise. Please see the Prospectus section entitled “The Reorganization and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by SSB Bancorp, Inc., this Stock Order Form may not be modified or canceled without SSB Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $200,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance, and the Prospectus dated _________, 2017. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE PENNSYLVANIA DEPARTMENT OF BANKING AND SECURITIES, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at (202) 452-3000. I further certify that, before subscribing for shares of the common stock of SSB Bancorp, Inc., I received the Prospectus dated, 2017, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by SSB Bancorp, Inc. in the “Risk Factors” section, beginning on page . Risks include, but are not limited to the following: Risks Related to Our Business 1. Our emphasis on commercial real estate, multi-family residential real estate and commercial business lending involves risks that could adversely affect our financial condition and results of operations. 2. Our unseasoned commercial real estate, multi-family residential real estate and commercial business loan portfolios may expose us to increased lending risks. 3. The concentration of our loan portfolio in one-to four-family residential mortgage loans reduces our earning potential. 4. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease. 5. We have identified a material weakness in our internal controls over financial reporting related to the allowance for loan losses. 6. Our business strategy includes growth, which could negatively affect our financial condition and results of operations if we fail to grow or fail to manage our growth effectively, and could cause our expenses to increase faster or more than our revenues. 7. Our funding sources may prove insufficient to replace deposits at maturity and support our future growth. 8. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services. 9. A worsening of economic conditions could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could have an adverse effect on our results of operations. 10. A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability. 11. Future changes in interest rates could reduce our profits. 12. We are a community bank and our ability to maintain our reputation is critical to the success of our business. 13. There is strong competition within our market area, and our small size makes it more difficult for us to compete. 14. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and increase our costs of operations. 15. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 16. System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities. 17. If we fail to maintain sufficient capital, an inability to raise additional capital could limit our growth and have a material adverse impact on our business, financial condition and results of operations. 18. Our ability to originate loans could be restricted by recently adopted federal regulations. 19. Changes in accounting standards could affect reported earnings. 20. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 21. We are subject to environmental liability risk associated with lending activities or properties we own. Risks Related to the Offering 22. The future price of our shares of common stock may be less than the $10.00 offering price per share. 23. Persons who purchase stock in the offering will own a minority of SSB Bancorp, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders. 24. We expect that there will be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 25. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering. 26. Our return on equity may be low following the offering and this could negatively affect the trading price of our shares of common stock. 27. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 28. Our stock-based benefit plans will increase our expenses and reduce our income. 29. The implementation of stock-based benefit plans may dilute your ownership interest. 30. Various factors may make takeover attempts more difficult to achieve. 31. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. 32. You may not receive dividends on our common stock, and if we were to declare dividends on our common stock, SSB Bancorp, MHC would be restricted from waiving the receipt of dividends. 33. You may not revoke your order to purchase common stock in the subscription or community offerings after you send us your order form. 34. The distribution of subscription rights could have adverse income tax consequences. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form

  SSB BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly is 20,000 shares ($200,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to SSB Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.25% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your SSB Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a SSB Bank certificate of deposit (CD) account. You may Not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a SSB Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at SSB Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ________, 2017 offering deadline. See the Prospectus section entitled “The Reorganization and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a) and (b) refer to the Subscription Offering. If you checked box (a) or (b), list all SSB Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (c) and (d) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings. Section (6) – Management. Check the box if you are a SSB Bank, SSB Bancorp, Inc. or SSB Bancorp, MHC, trustee, director, officeror employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the trustee, officer or employee. Section (7) Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including your stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

SSB BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at SSB Bank at the close of business on June 30, 2016 or September 30, 2017. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been eligible depositors at SSB Bank at the close of business on June 30, 2016 or September 30, 2017.   Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.   Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at SSB Bank at the close of business on June 30, 2016 or September 30, 2017. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at SSB Bank at the close of business on June 30, 2016 or September 30, 2017. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at SSB Bank at the close of business on June 30, 2016 or September 30, 2017. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the firstname line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficialowner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at SSB Bank at the close of business on June 30, 2016 or September 30, 2017. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on ________, 2017. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope provided, by overnight courier to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other SSB Bank locations. Please do not mail Stock Order Forms to SSB Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT COURIER to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.